EMPLOYMENT AGREEMENT

               THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of January 12, 1998, by and between EDISON BROTHERS STORES, INC., a Delaware corporation (the "Company"), and Lawrence E. Honig (the "Executive").

               WHEREAS, the Company believes that it would benefit from the application of the Executive's skill, experience and background to the management and operation of the Company, and that the Executive will make major contributions to the short- and long-term profitability, growth and financial strength of the Company; and

               WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company; and

               WHEREAS, the Company and the Executive desire to set forth in a written agreement the terms and conditions of the Executive's employment with the Company;

               NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, it is agreed as follows:

               1. Employment. The Company hereby agrees to employ the Executive and the Executive hereby agrees to be employed by the Company upon the terms and conditions set forth herein.

               2. Term. The Executive's employment shall be for a term commencing on January 12, 1998 (the "Commencement Date")



     and, subject to termination under Section 8, expiring on February 1, 2001 (the "Initial Termination Date").

               3. Duties of the Executive. The Executive shall serve as the Chief Executive Officer, President and Chairman of the Board of the Company, and as such shall have primary responsibility for the oversight, management and general operation of all of the operations of the Company. The Executive shall report solely to the Company's Board of Directors (the "Board") and shall be assigned only those executive policy and management duties that are consistent with the Executive's position as Chief Executive Officer, President and Chairman of the Board of the Company. The Executive shall devote substantially all of his normal working time and his best efforts, full attention and energies to the business of the Company, the responsibilities provided for the Chief Executive Officer, President and Chairman of the Board in the Company's Bylaws, and such other related duties and responsibilities as may from time to time be reasonably prescribed by the Board. The Company shall use its best efforts to cause the Executive to be elected as a member of its Board throughout the term of this Agreement and shall include him in the management slate for election as a director at every stockholders' meeting at which his term as a director would otherwise expire.

               4.   Compensation.

               (a) Base Salary. During the term of this Agreement, the Company shall pay to the Executive a base salary of not less than $700,000 per annum, which base salary may be increased (but not decreased) from time to time by the Board in its sole discretion, payable at the times and in the manner consistent with the Company's general policies regarding compensation of executive employees. Such base salary shall be reviewed by the Board during fiscal 1999 following completion of the Board of Director's review of the Company's financial performance for the prior fiscal year, and annually thereafter at such time (each, an "Annual Review") for the remainder of the term of this Agreement for purposes of evaluating an increase in the Executive's base salary in light of, among other things, the financial performance of the Company, the Executive's individual performance, and
     competitive market data.   Such base salary shall include any
     salary reduction contributions to (i) any Company-sponsored plan that includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"),
     (ii) any other plan of deferred compensation sponsored by the Company, or (iii) any Company-sponsored welfare plans and programs. The Board may from time to time authorize such additional compensation to the Executive, in cash or in property, as the Board may determine in its sole discretion to be appropriate.

               (b) Cash Incentive Compensation. If the Board authorizes cash incentive compensation under the Company's executive incentive compensation plan or such other management incentive program or arrangement approved by the Board, the Executive shall be eligible to participate in such plan, program or arrangement on the most favorable terms and conditions available to senior executive and management employees; provided,



     however, that the Executive shall have the opportunity to earn an uncapped cash incentive bonus for fiscal 1998, which cash incentive bonus shall be paid when incentive compensation is customarily paid to the Company's senior executives. Pursuant to the Company's applicable incentive or bonus plan as in effect from time to time, the Executive's cash incentive compensation for fiscal 1998 and succeeding fiscal years during the term of this Agreement may be determined according to criteria intended to qualify under Section 162(m) of the Code.

               (c) Stock Options. The Executive shall be granted three stock options (individually, "Option A," "Option B" and "Option C") to purchase an aggregate of 400,000 shares of Common Stock of the Company, par value $.01 per share ("Common Stock") pursuant to the Company's 1997 Stock Option Plan (the "1997 Plan") or the 1998 Equity Incentive Plan (the "1998 Plan") to be submitted to the Company's stockholders for approval, and related rules (each of the 1997 Plan and the 1998 Plan, and applicable rules and agreements pursuant to which such options shall be granted being hereinafter referred to as the "Plan") in accordance with, and subject to, the following:

          (i) Option A. Option A shall constitute a non-qualified stock option to purchase 100,000 shares of Common Stock, subject to the terms and conditions hereof and of the 1997 Plan. The exercise price of Option A shall be equal to the fair market value (determined in accordance with the applicable provisions of the 1997 Plan) of the Common Stock on the date of grant, which date shall be the date of this Agreement. Such right shall vest in increments of 1/3rd of the shares subject to Option A on each anniversary of the date of grant, commencing January 12, 1999 (assuming the Executive continues to be employed through such vesting dates). Subject to earlier termination in accordance with the terms of the applicable Plan, Option A shall expire ten years following the date of grant.

          (ii) Option B. The terms and provisions of Option B shall be identical to the terms and provisions of Option A in all respects except that: (A) pursuant to Option B, the Executive shall have the right to purchase 188,000 shares of Common Stock, subject to the terms and conditions hereof and of the 1997 Plan, and (B) Option B shall vest 100% on January 12, 2001, with accelerated vesting for the following portions of Option B upon the market price of the Common Stock reaching the applicable target prices set forth in the table below.

                  100,000             $13.50
                  88,000              $18.00

          The market price of the shares shall be deemed to reach the foregoing target prices only when the closing price of Common Stock on the NASDAQ System (as reported in the Wall Street Journal) shall have reached the specified target price and remained at or above such level for a minimum of 20 trading days within any period of 30 consecutive trading days.

          (iii) Option C. The terms and provisions of Option C shall be identical to the terms and provisions of Option A in all respects except that: (A) Option C shall be granted pursuant to



     the 1998 Plan, (B) pursuant to Option C the Executive shall have the right to purchase 112,000 shares of Common Stock, subject to the terms and conditions hereof and of the 1998 Plan, and
     (C) Option C shall vest 100% on January 12, 2001, with accelerated vesting of 100% of the shares of Common Stock subject to Option C upon the market price of the Common Stock reaching $18.00 per share. The market price of the shares shall be deemed to reach the foregoing price as determined under the terms of Option B.

               (d) Restricted Stock. The Executive shall, subject to approval of the Company's stockholders of the 1998 Plan as herein provided, be granted 50,000 shares of restricted stock pursuant to the Plan and related rules (the "Restricted Stock"). The Restricted Stock shall vest 50% on January 12, 1999, and 25% on each of January 12, 2000 and January 12, 2001 (assuming the Executive continues to be employed by the Company through such vesting dates).

               (e) Additional Options. On or before January 12, 2001 (assuming the Executive continues to be employed by the Company through such date), the Company shall, subject to approval of the Company's stockholders of the 1998 Plan as herein provided, grant to the Executive a non-qualified stock option ("Option D") to acquire 100,000 shares of Common Stock. In addition, on or before January 12, 2003 (assuming the Executive continues to be employed by the Company through such date), the Company shall, subject to approval of the Company's stockholders of the 1998 Plan as herein provided, grant to the Executive a non-qualified stock option ("Option E") to acquire 100,000 shares of Common Stock. The terms and provisions of Options D and E shall be identical to the terms and provisions of Option A except that (A) the option exercise price therefor shall be equal to the fair market value of the Common Stock on the date of grant of such Options, and (B) such Options shall vest 1/3 on each anniversary of the date of grant of such Options. Notwithstanding the foregoing, if, during the term of this Agreement, a Change in Control (as defined in the 1998 Plan) occurs (a "Triggering Event"), the Company shall, subject to approval of the Company's stockholders of the 1998 Plan as herein provided, (a) in the case of a Triggering Event occurring prior to January 12, 2001, grant to the Executive in lieu of Option D a non-qualified option to purchase 100,000 shares of Common Stock ("Option F"), and (b) in the case of a triggering event occurring prior to January 12, 2003, grant to the Executive, in lieu of Option E, a non-qualified stock option to purchase 100,000 shares of Common Stock ("Option G"). The terms and provisions of Options F and G (collectively, the "Triggering Event Options") shall be identical to the terms and provisions of Option A except that (X) the date of grant of the Triggering Event Options shall be the date of the Change of Control, (Y) the option exercise price therefor shall be equal to the fair market value of the Common Stock on the date of grant of such Options, and (Z) such Options shall be fully vested on the date of grant.

               (f) Plan Approval Conditions. The Company and the Executive acknowledge that, in order to implement the provisions of Sections 4(c)(iii), (d) and (e), the 1998 Plan authorizing Options C, D and E and any Triggering Event Options and the



     Restricted Stock must be adopted and approved by the Company's stockholders in accordance with Section 162(m) of the Code. The Company will adopt the 1998 Plan, subject, however to receipt by the Company of such stockholder approval. Accordingly, all of the provisions of Sections 4(c)(iii), (d) and (e) shall be subject to receipt by the Company of such stockholder approval, and in the event such stockholder approval shall not have been obtained within 12 months from the date hereof or the Executive's employment shall have been terminated prior to receipt by the Company of such approval, the Executive shall have no rights to any such Options or Restricted Stock.

               (g) Hiring Bonus. No later than three business days following the execution and delivery of the Agreement by the Company, the Company shall pay to the Executive $600,000 (less applicable withholding pursuant to Section 18) by certified or bank check as additional compensation to the Executive under this Agreement (the "Hiring Bonus").

               5.   Executive Benefits.

          (a)  General.  In addition to the compensation described in
     Section 4, the Company shall make available to the Executive, on the most favorable terms and conditions available to executive and management employees of the Company and subject to the terms and conditions of the applicable plans, including without limitation the eligibility rules, (i) all Company-sponsored employee benefit plans or arrangements and such other usual and customary benefits now or hereafter generally available to employees of the Company, and (ii) such benefits and perquisites as may be made available to senior executives of the Company as a group, including, without limitation, equity and cash incentive programs, vacations, and retirement, deferred compensation and welfare plans.

               (b)  Relocation.

          (i) No later than April 12, 1998, the Executive shall relocate to a residence within 25 miles of the Company's principal executive offices, currently located in St. Louis, Missouri.

          (ii) The Company shall reimburse the Executive for the reasonable and documented costs and expenses of moving the Executive's principal household to St. Louis, Missouri and temporary housing in the St. Louis, Missouri area for up to three months from the Executive's first day of work pursuant to this Agreement and shall also provide the Executive with a moving allowance of $60,000.

               (c) Attorneys' Fees. The Company shall pay or reimburse the Executive for reasonable attorneys' fees and disbursements incurred by the Executive in connection with the negotiation and execution of this Agreement; provided, however, that such fees and disbursements shall not exceed $10,000.

               6. Expenses. The Company shall also pay or reimburse the Executive for reasonable and necessary expenses incurred by the Executive in connection with his duties on behalf of the



     Company in accordance with the expense policy of the Company applicable to members of senior management of the Company.

               7. Place of Performance. In connection with his employment by the Company, unless otherwise agreed by the Executive, the Executive shall be based at the principal executive offices of the Company, which as of the date of this Agreement, are located in St. Louis, Missouri, except for travel reasonably required for Company business. If the Company relocates its principal executive offices, the Executive shall relocate to a residence within 25 miles of such relocated executive offices, subject, however, to reimbursement of the Executive's relocation expenses on terms no less favorable than those set forth in Section 5(b) of this Agreement.

               8.   Termination.

               (a) Termination By the Company. The Executive's employment hereunder may be terminated by the Company for any reason by written notice as provided in Section 20. The Executive's Disability (as defined herein) during the term of the Agreement shall be deemed to constitute termination of employment by the Company hereunder. In addition to the foregoing, the Executive will be treated for purposes of this Agreement as having been terminated by the Company if the Executive terminates his employment with the Company under the following circumstances: (i) the Company breaches any material provision of Sections 4, 5 or 7 of this Agreement and within 30 calendar days after notice thereof from the Executive, the Company fails to cure such breach; or (ii) a material reduction in the Executive's authority, functions, duties or responsibilities as provided in Section 3 and within 30 calendar days after notice thereof from the Executive, the Company fails to restore to the Executive such authority, functions, duties or responsibilities.

               (b) Termination By the Executive. The Executive may voluntarily terminate his employment and this Agreement at any time by notice to the Company as provided in Section 20. The Executive's death during the term of this Agreement shall constitute a voluntary termination of employment for purposes of eligibility for termination payments and benefits as provided in
     Section 9.

               (c) Benefits Period. Subject to Section 9 and any benefit continuation requirements of applicable laws, in the event the Executive's employment hereunder is voluntarily or involuntarily terminated for any reason whatsoever, the compensation and benefits obligations of the Company under Sections 4 and 5 shall cease as of the effective date of such termination, except for any compensation and benefits earned or accrued but unpaid through such date.

               9.   Termination Payments, Benefits and Obligations.
     If the Executive's employment is terminated by the Company for Cause (as defined below), or by the Executive during the term of this Agreement for any reason other than those specified in subsections (i) or (ii) of Section 8(a), death or Disability, Executive shall repay to the Company the following portions of the Hiring Bonus no later than ten (10 ) days following the



     effective date of such termination: (i) if such termination occurs on or before January 12, 1999, the entire Hiring Bonus,
     (ii) if such termination occurs on or before January 12, 2000, $400,000 of the Hiring Bonus, or (iii) if such termination occurs on or before January 12, 2001, $200,000 of the Hiring Bonus. After January 12, 2001 Executive shall be under no obligation to repay to the Company any portion of the Hiring Bonus. If the Executive's employment hereunder is terminated by the Company for any reason other than for Cause (as defined herein) during the term of this Agreement, the Company shall be obligated to pay to the Executive the following termination payments and make available the following benefits during the Payment Period (as hereinafter defined):

          (a) Salary Continuation. Payments of the Executive's monthly base salary shall continue to be made for the greater of the number of months (and fractions thereof) remaining in the term of the Agreement or 12 months following the Executive's termination of employment (the "Payment Period"). Subject to
     Section 9(g), payments of base salary made pursuant to this
     Section 9(a) shall be based upon the Executive's monthly base salary at the highest rate in effect at any time between the Commencement Date and the date of the Executive's termination (the "Termination Payment").

          (b) Bonus Entitlement. Subject to Section 9(g), the Executive shall be entitled to such annual cash incentive compensation, if any, to which he would otherwise have been entitled had he continued his employment with the Company through the end of the fiscal year in which termination occurs in accordance with the then existing terms of such cash incentive compensation (the "Termination Bonus"). The Termination Bonus shall not be payable until the Company's independent auditors shall have issued their audit report with respect to such fiscal year, and the achievement of budgeted amounts and/or financial targets has been established.
          (c) Method of Payment. Termination Payments shall not commence until such time as the Termination Payments will not be subject to Section 162(m) of the Code, and shall be payable in accordance with the Company's regular payroll schedule for the
     duration of the Payment Period described in Section 9(a).   If
     the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Executive's estate, in the form of a lump sum cash payment equal to the present value of remaining Termination Payments (discounted at 8%) calculated on the basis of the number of months (and fractions thereof) included in the Payment Period.

          (d) Welfare Benefits. (i) During the Payment Period, the Company shall maintain in full force and effect for the continued benefit of the Executive all employee welfare benefit plans in which the Executive was entitled to participate immediately prior to the Executive's termination or shall arrange to make available to the Executive benefits substantially similar to those which the Executive would otherwise have been entitled to receive if his employment had not been terminated. Such welfare benefits shall be provided to the Executive on the same terms and conditions (including employee contributions toward the



     premium payments) under which the Executive was entitled to participate immediately prior to his termination. The Company does not guarantee a favorable tax consequence to the Executive for continued coverage and benefits under the Company-sponsored plans nor will it indemnify the Executive for such results.

          (ii) Notwithstanding the foregoing, with respect to the Executive's continued coverage under the Company's medical and dental plan, or a successor plan, pursuant to this provision, the Executive's "qualifying event" for purposes of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") shall be the day immediately after the end of the Payment Period.

          (iii) Any termination payments hereunder (including the Termination Bonus) shall not be taken into account for purposes of any retirement plan or other benefit plan sponsored by the Company, except as otherwise expressly required by such plans or applicable law. Notwithstanding anything to the contrary herein, no termination of the Executive's employment with the Company shall in any manner whatsoever result in any termination, curtailment, reduction or cessation of any vested benefits or other entitlements to which the Executive is entitled under the terms of any benefit plan or program of the Company in respect of which the Executive is a participant as of the effective date of termination.

          (e) Termination for Cause. For purposes of this Agreement, "Cause" shall mean:

               (i) the willful and continued failure by the Executive substantially to perform his duties hereunder (other than any such failure resulting from the Executive's Disability), which failure is not or cannot be cured within 5 business days after the Company has given written notice thereof to the Executive specifying in detail the particulars of the acts or omissions deemed to constitute such failure,
               (ii) the engaging by the Executive in willful misconduct which is materially injurious to the Company, monetarily or otherwise,

               (iii) the Executive's conviction of, or entry of a plea of nolo contendre with respect to, any felony, or

               (iv) the breach of any material provision of this Agreement, including the confidentiality agreement set forth in
     Section 11, if, within 30 days of such demand, the Executive fails to cure such breach.

     For purposes of this definition, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company. The Executive shall not be deemed to have been terminated for Cause unless and until the Board finds that the Executive's termination for Cause is justified and has given the Executive written notice of termination, specifying in detail the particulars of the Executive's conduct found by the Board to justify such termination for Cause.




          (f) Disability Defined. "Disability" shall mean the Executive's inability to perform the duties of his position with the Company by reason of a medically determined physical or mental impairment which has existed for a continuous period of at least 26 weeks and which, in the judgment of a physician who certifies to such judgment, is expected to be of indefinite duration or to result in imminent death.

          (g) Effect of Long-Term Disability. If the Executive also becomes entitled to receive benefits under an insured long-term disability insurance plan ("LTD Plan") now or hereafter paid for by the Company, then the Executive's termination benefits under this Agreement (calculated on a monthly basis) shall be reduced by the amount of the benefits paid under such LTD Plan. No such reduction shall be made for benefits paid to the Executive under a personal disability income plan or such other disability income plan paid for by the Executive, whether or not the plan was obtained through a group-sponsored or Company-related program.

          (h) No Obligation to Mitigate. The Executive is under no obligation to mitigate damages or the amount of any payment provided for hereunder by seeking other employment or otherwise; provided, however, that the Executive's coverage under the Company's welfare benefit plans will terminate when the Executive becomes covered under any employee benefit plan made available by another employer and covering the same type of benefits. The Executive shall notify the Company within ten (10) days after the commencement of any such benefits.

          (i) Forfeiture. Notwithstanding the foregoing, any right of the Executive to receive termination payments and benefits hereunder shall be forfeited to the extent of any amounts payable after any breach of Section 11, 12 or 13 by the Executive.

               10.  Certain Tax Matters.

               Notwithstanding any provision of this Agreement to the contrary, if any amount or benefit to be paid or provided under this Agreement would be an "Excess Parachute Payment," within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided under this Agreement shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment. The determination of whether any reduction in such payments or benefits to be provided under this Agreement or otherwise is required pursuant to the preceding sentence shall be made at the expense of the Company, if requested by the Executive or the Company, by the Company's independent accountants. The fact that the Executive's right to payments or benefits may be reduced by reason of the limitations contained in this Section 10 shall not of itself limit or otherwise affect any other rights of the Executive other than pursuant to this Agreement. In the event that any payment or benefit intended to be provided under this Agreement or otherwise is required to be reduced pursuant to this Section 10, the Executive shall be entitled to designate the payments and/or



     benefits to be so reduced in order to give effect to this
     Section 10. The Company shall provide the Executive with all information reasonably requested by the Executive to permit the Executive to make such designation. In the event that the Executive fails to make such designation within 10 business days of the effective date of the Executive's termination of employment, the Company may effect such reduction in any manner it deems appropriate.

               11.  Confidentiality Agreement.

               (a) The Executive acknowledges that, in the course of his employment by the Company, he will or may have access to and become informed of confidential or proprietary information which is a competitive asset of the Company ("Confidential Information"), including, without limitation, (i) the terms of any agreement between the Company and any employee, customer or supplier, (ii) pricing strategy, (iii) merchandising and marketing methods, (iv) product development ideas and strategies,
     (v) personnel training and development programs, (vi) financial results, (vii) strategic plans and demographic analyses, (viii) proprietary computer and systems software, and (ix) any non-public information concerning the Company, its employees, suppliers or customers. The Executive agrees that he will keep all Confidential Information in strict confidence during the term of his employment by the Company and thereafter, and will never directly or indirectly make known, divulge, reveal, furnish, make available, or use any Confidential Information (except in the course of his regular authorized duties on behalf of the Company). The Executive agrees that the obligations of confidentiality hereunder shall be in effect at all times during the term of this Agreement and shall survive termination of his employment at the Company regardless of any actual or alleged breach by the Company of this Agreement, unless and until any such Confidential Information shall have become, through no fault of the Executive, generally known to the public or the Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement). The Executive's obligations under this Section 11 are in addition to, and not in limitation of or preemption of, all other obligations of confidentiality which the Executive may have to the Company under general legal or equitable principles.
               (b) Except in the ordinary course of the Company's business, the Executive may not make or cause to be made, any copies, pictures, duplicates, facsimiles or other reproductions or recordings or any abstracts or summaries including or reflecting Confidential Information. All such documents and other property furnished to the Executive by the Company or otherwise acquired or developed by the Company shall at all times be the property of the Company. Upon termination of the Executive's employment with the Company, the Executive will return to the Company any such documents or other property of the Company which are in the possession, custody or control of the Executive.

               (c) Without the prior written consent of the Company (which may be withheld for any reason or no reason), except in the ordinary course of the Company's business, the Executive shall not at any time following the date of this Agreement use



     for the benefit or purposes of the Executive or for the benefit or purposes of any other person, firm, partnership, association, trust, venture, corporation or business organization, entity or enterprise or disclose in any manner to any person, firm, partnership, association, trust, venture, corporation or business organization, entity or enterprise any Confidential Information.

               12. Post-termination Assistance. The Executive agrees that after his employment with the Company has terminated he will provide, upon reasonable notice, such information and assistance to the Company as may reasonably be requested by the Company in connection with any litigation in which it or any of its affiliates is or may become a party; provided, however, that the Company shall reimburse the Executive for any related expenses, including travel expenses.

               13.  Covenant Not to Compete.

                (a) For the Applicable Period (as hereinafter defined), if (x) the Executive has received or is receiving benefits under Section 9, (y) the Executive terminates his employment before the end of the term of this Agreement for any reason other than those specified in subsections (i) or (ii) of
     Section 8(a), or (z) the Company terminates the Executive's employment for Cause (as defined in Section 9(e)), the Executive shall not, directly or indirectly, individually or on behalf of any other person or entity, (i) engage or be interested in (whether as owner, stockholder, partner, lender, consultant, employee, agent or otherwise) any business, activity or enterprise which is then competitive with the business of any division or operation of the Company or the Company's subsidiaries (collectively, the "Company Group") in any region of the United States in which such business is then being conducted, it being understood that the Company Group currently is engaged primarily in the business of operating retail specialty apparel stores and specialty footwear stores, or (ii) hire or employ any person who has been an employee, representative or agent of any member of the Company Group at any time during the Executive's employment or solicit, aid or induce such person to leave his or her employment with any member of the Company Group to accept employment with any other person or entity. The Executive's ownership of less than 1% of any class of stock in a publicly-traded corporation or his membership on any board of directors that the Board has approved in writing shall not be deemed a breach of this Section 13. The Executive shall not accept an appointment to a board of directors for an organization outside the Company Group that would be inconsistent with his performing his obligations to the Company, and he shall obtain the consent of the Board of any and all of his memberships on boards of directors of any entity other than the Company. The "Applicable Period" shall mean, (A) where the Executive has received or is receiving benefits under Section 9, the period during which the Executive is receiving such benefits, provided, however, that the Executive may limit the Applicable Period under this clause (A) to 12 months (or such greater period of time) from the effective date of termination of the Executive's employment (the "Reduced Period") by giving notice to the Company that he is electing to forfeit and have the Company cease paying and providing all amounts and benefits arising under Section 9 following expiration



     of the Reduced Period; and (B) where the Executive terminates his employment pursuant to clause (y) of this Section 13(a) or the Company terminates the Executive's employment for Cause, the greater of (Y) a period of 12 months from the effective date of such termination or (Z) the remaining term of this Agreement.

               (b) The Executive acknowledges and agrees that a violation of Section 11 and the foregoing provisions of this
     Section 13 (referred to collectively as the Confidentiality and Noncompetition Agreement) would cause irreparable harm to the Company, and that the Company's remedy at law for any such violation would be inadequate. In recognition of the foregoing, the Executive agrees that, in addition to any other relief afforded by law or this Agreement, including damages sustained by a breach of this Agreement and any forfeitures under Section 9, and without the necessity or proof of actual damages, the Company shall have the right to enforce this Agreement by specific remedies, which shall include, among other things, temporary and permanent injunctions, it being the understanding of the undersigned parties hereto that damages, the forfeitures described above and injunctions shall all be proper modes of relief and are not to be considered as alternative remedies.

               14. Prohibition on Certain Outside Compensation. The Executive shall not, without the Company's prior written consent, accept any compensation or gift from any person, firm or corporation (other than the Company) where such compensation or gift is, or may appear to be, in consideration of his acting in a preferential manner in relation to the business of such person, firm or corporation.

               15. Arbitration. Any dispute between the parties under this Agreement shall be resolved (except as provided below) through arbitration by an arbitrator selected under the rules of the American Arbitration Association (located in Chicago,
     Illinois) and the arbitration shall be conducted in the city in which the Company's principal executive offices are then located under the rules of said Association. Each party shall each be entitled to present evidence and arguments to the arbitrator.
     The arbitrator shall have the right only to interpret and apply the provisions of this Agreement and may not change any of its provisions. The arbitrator shall permit reasonable pre-hearing discovery of facts, to the extent necessary to establish a claim or a defense to a claim, subject to supervision by the arbitrator. The determination of the arbitrator shall be conclusive and binding upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof.
     The arbitrator shall give written notice to the parties stating his or her determination, and shall furnish to each party a signed copy of such determination. The expenses of arbitration shall be borne equally by the Executive and the Company or as the arbitrator shall otherwise determine. Notwithstanding the foregoing, the Company shall not be required to seek or participate in arbitration regarding any breach of the Executive's Confidentiality and Noncompetition Agreement contained in Sections 11 and 13, but may pursue its remedies for such breach in a court of competent jurisdiction, including, without limitation, in a court in the city in which the Company's principal executive offices are then located. Any arbitration or



     action pursuant to this Section 15 will be governed by and construed in accordance with the substantive laws of the State of Missouri, without giving effect to the principles of conflict of laws of such State.

               16. Key Man Insurance. The Company shall have the right to secure, in its own name or otherwise, and at its own expense, life, disability, accident or other insurance covering the Executive and the Executive shall have no right, title or interest to such insurance. The Executive shall assist the Company in procuring such insurance by submitting to reasonable examinations and signing such applications and other instruments as may be required by the insurance carriers to which application is made for any such insurance.

               17. Agreement. This Agreement supersedes any and all prior and/or contemporaneous agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, which are not embodied herein, and that no prior and/or contemporaneous agreement, statement or promise pertaining to the subject matter hereof that is not contained in this Agreement shall be valid or binding on either party.

               18. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

               19.  Successors and Binding Agreement.

               (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

               (b) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

               (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or



     obligations hereunder except as expressly provided in Sections 19(a) and 19(b). Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by the Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 19(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

               20. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive offices and to the Executive at his principal residence, or to such other address as either party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

               21. Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Missouri, without giving effect to the principles of conflict of laws of such State.

               22. Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

               23. Survival of Provisions. Notwithstanding any other provision of this Agreement, the parties' respective rights and obligations under Sections 9 through 26, inclusive, will survive any termination or expiration of this Agreement or the termination of the Executive's employment for any reason whatsoever.

               24. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is in writing and signed by the party against whom such modification, waiver or discharge is sought to be enforced. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.



     Unless otherwise noted, references to "Sections" are to sections of this Agreement. The captions used in this Agreement are designed for convenient reference only and are not to be used for the purpose of interpreting any provision of this Agreement.

               25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

               26. Results of Executive Services. To the extent permitted by applicable law, the Company shall own, and the Executive hereby expressly grants to the Company, exclusively and in perpetuity, all rights in and to all results and proceeds of the Executive's services in the normal course of his employment to the extent that same are protectable under the laws of intellectual property, including without limitation, all suggestions, ideas, techniques, forms, pamphlets and other contributions and materials originated or developed by the Executive in the normal course of his employment, and in and to all earnings derived by reason of the Executive's services in the normal course of his employment. To the extent permitted by applicable law, the Executive hereby waives any and all right, title or interest he might otherwise have therein or thereto, or in or to the results or proceeds derived by the Company or others from the use of any thereof. Without limiting the generality of the foregoing, as the Executive is to render his services exclusively hereunder, it is expressly understood and agreed that, to the extent permitted by applicable law, any and all materials created by the Executive in the normal course of his employment which are protectable under the law of intellectual properties are created in the normal course of such employment, and, accordingly, all of same are "works for hire" and the Company shall be the author and owner thereof for all purposes, including, without limitation, for purposes of copyright. To the extent, under applicable law, such materials may not be considered a work made for hire, the Executive hereby transfers and conveys to the Company, to the maximum extent permitted by applicable law, all of the Executive's right, title and interest in all copyrightable matter created by the Executive during the term hereof.


               IN WITNESS WHEREOF, with the Company signatory listed below having been duly authorized by the Company to enter into this Agreement by the Company, the parties hereto have executed this Agreement as of the day and year first written.



                                   /s/Lawrence E.  Honig


                                   EDISON BROTHERS STORES, INC.

                                   /s/H. Michael Hecht
                                   Director



                                   /s/Alan A. Sachs
                                   Executive Vice President, General
                                   Counsel and Secretary